Exhibit 99.1

Press Release

Concho Resources Inc. Completes Acquisition of RSP Permian, Inc.

Midland, Texas, July 19, 2018 – Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today announced that it has completed its acquisition of RSP Permian, Inc. (NYSE: RSPP) (“RSP”). The transaction creates the largest unconventional shale producer in the Permian Basin.

Tim Leach, Chairman and Chief Executive Officer of Concho, commented, “We are excited to complete this transaction and welcome the RSP team to Concho. By combining two great companies focused on the highest quality resources in the Permian Basin, we are creating a compelling enterprise with the scale and technical expertise necessary to compete globally. The transition to large-scale development has been one of our most important operational and strategic priorities. RSP’s incredible asset base enhances our development platform within the Permian Basin to drive continued performance, innovation and stronger returns for our shareholders.

“Concho’s solid financial position, which includes a low cost of capital and investment-grade ratings, underpins our scale advantage and enables Concho to accelerate value across the combined portfolio through capital efficient, large-scale development,” Mr. Leach continued.

Acquisition Details

Under the terms of the merger, each share of RSP common stock was converted into the right to receive 0.320 shares of Concho common stock. As a result, Concho expects to issue approximately 51 million shares of common stock in connection with the merger. In addition, RSP common stock will no longer be listed for trading on NYSE, and RSP will no longer have reporting obligations under the Securities Exchange Act of 1934.

In connection with the closing of the transaction, Concho announced the appointment of Steve Gray, formerly Chief Executive Officer of RSP, to the Company’s Board of Directors.

Maintaining a Strong Financial Position

Concho recently closed its previously announced offering of $1,600 million aggregate principal amount of senior unsecured notes, consisting of $1,000 million aggregate principal amount of 4.300% senior unsecured notes due 2028 and $600 million aggregate principal amount of 4.850% senior unsecured notes due 2048. The proceeds from the offering were used to redeem RSP’s 6.625% senior notes due 2022 and 5.250% senior notes due 2025 for approximately $1.2 billion as well as repay a portion of the outstanding balance under RSP’s existing credit facility. Concho repaid the remaining balance under RSP’s credit facility with borrowings under Concho’s credit facility.

Concho plans to provide an update to its 2018 outlook with second quarter 2018 results.

About Concho Resources

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit the Company’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements contained in this press release specifically include statements relating to benefits of the acquisition of RSP. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “outlook,” “goal” or other similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the risk factors discussed or referenced in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

INVESTOR RELATIONS

Megan P. Hays

Vice President of Investor Relations and Public Affairs

(432) 685-2533

Mary T. Starnes

Investor Relations Manager

(432) 221-0477

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